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                                  EXHIBIT 99.3

                         PRO FORMA FINANCIAL INFORMATION

         On January 21, 1997, the Company acquired all of the outstanding capital stock of the parent of Waldorf Corporation ("Waldorf") for approximately $239.0 million in cash (the "Waldorf Acquisition"). In addition, in connection with the Waldorf Acquisition, the Company (i) made certain payments on the closing date aggregating $32.6 million relating to the settlement of a contingent interest agreement with a former creditor of Waldorf and the termination of Waldorf's Stock Appreciation Rights Plan and (ii) became indirectly liable for approximately $142.3 million of net long-term debt of Waldorf outstanding on such date. The Waldorf Acquisition did not include Waldorf's Canadian subsidiary, which was disposed of by Waldorf's parent prior to consummation of the Waldorf Acquisition. The Waldorf Acquisition was financed with available cash and borrowings aggregating $240.0 million under a new $400.0 million revolving credit facility.

         The unaudited Pro Forma Combined Consolidated Statements of Income for the year ended September 30, 1996 and the three months ended December 31, 1996 give effect to the Waldorf Acquisition as if it had occurred on October 1, 1995. The unaudited Pro Forma Combined Balance Sheet as of December 31, 1996 gives effect to the Waldorf Acquisition as if it had occurred on December 31, 1996.

         The unaudited (i) Pro Forma Combined Consolidated Statement of Income for the year ended September 30, 1996 is based on the Company's audited Consolidated Statement of Income for the year ended September 30, 1996 and Waldorf's audited Consolidated Statement of Income for the year ended June 30, 1996, (ii) Pro Forma Combined Consolidated Statement of Income for the three months ended December 31, 1996 is based on the Company's unaudited Consolidated Statement of Income for the three months ended December 31, 1996 and Waldorf's unaudited Consolidated Statement of Income for the three months ended September 30, 1996, and (iii) Pro Forma Combined Consolidated Balance Sheet as of December 31, 1996 is based on the Company's unaudited Consolidated Balance Sheet as of December 31, 1996 and Waldorf's unaudited Consolidated Balance Sheet as of September 30, 1996.

         The Waldorf Acquisition has been accounted for under the purchase method of accounting. The total estimated purchase price for the Waldorf Acquisition has been allocated on a preliminary basis to assets and liabilities based on management's estimates of their fair values with the excess of cost over net assets acquired allocated to goodwill. Each of such allocations is subject to revision when additional information concerning asset and liability valuation is obtained. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. The impact of such changes could be material. The estimated allocation of the purchase price to the assets acquired and liabilities assumed is as follows (in thousands):

    Net working capital.......................               $ 20,886
    Property, plant, equipment and other......                138,249
    Goodwill..................................                278,381
    Other intangible assets...................                  6,309
    Deferred tax liabilities..................                (29,925)
                                                              -------
    Net assets................................               $413,900
                                                              =======

         The pro forma financial information does not purport to represent what the Company's results of operations or financial position would actually have been had the Waldorf Acquisition actually occurred on any of the dates set forth above or to project the Company's results of operations or financial position for any future period or as of any date, respectively. The pro forma information set forth below should be read in conjunction with the Consolidated Financial Statements and the related Notes thereto of the Company and Waldorf.



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         PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED SEPTEMBER 30, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                    CANADIAN
                                                                   SUBSIDIARY
                                         THE                         NOT
                                       COMPANY      WALDORF(A)    ACQUIRED(B)    ADJUSTMENTS        PRO FORMA
                                    -----------    -----------    -----------    -----------       -----------
NET SALES .......................   $   876,111    $   377,069    $   (27,663)   $      --         $ 1,225,517
COST OF GOODS SOLD ..............       632,202        306,418        (29,404)         3,998 (C)       913,214
                                    -----------    -----------    -----------    -----------       -----------
GROSS PROFIT ....................       243,909         70,651          1,741         (3,998)          312,303
SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES ......       151,752         24,565         (2,597)         7,960 (D)       181,680
                                    -----------    -----------    -----------    -----------       -----------
INCOME FROM OPERATIONS ..........        92,157         46,086          4,338        (11,958)          130,623
INTEREST INCOME .................         1,290           --             --           (1,290)(E)          --
INTEREST EXPENSE ................       (10,978)       (14,215)            93        (10,606)(F)       (35,706)
                                    -----------    -----------    -----------    -----------       -----------
INCOME BEFORE INCOME TAXES ......        82,469         31,871          4,431        (23,854)           94,917
PROVISION FOR INCOME TAXES ......        31,344         14,499            (15)        (6,481)(G)        39,347
                                    -----------    -----------    -----------    -----------       -----------
NET INCOME ......................   $    51,125    $    17,372    $     4,446    $   (17,373)      $    55,570
                                    ===========    ===========    ===========    ===========       ===========
WEIGHTED AVERAGE NUMBER OF
    COMMON AND COMMON
    EQUIVALENT SHARES OUTSTANDING        34,014                                                         34,014
                                    -----------                                                    -----------
EARNINGS PER COMMON AND
     COMMON EQUIVALENT SHARE ....   $      1.50                                                    $      1.63
                                    ===========                                                    ===========

-----------

(a) Reflects waldorf's results of operations for the twelve months ended June 30, 1996.
(b) Reflects elimination of Waldorf's Canadian subsidiary, which was not acquired in the Waldorf Acquisition.
(c) Reflects (i) a $5,024 adjustment to properly reflect the LIFO inventory method assuming the Waldorf Acquisition occurred on October 1, 1995 and
         (ii) a $1,026 reduction in depreciation expense, which gives effect to a change in the Company's depreciation method for machinery and equipment to the straight-line method, which was effective October 1, 1996 for new machinery and equipment purchased subsequent to September 30, 1996, as if such change in depreciation method had been made as of October 1, 1995.
(d) Reflects primarily the amortization of goodwill arising from the Waldorf Acquisition (under the straight-line method based on an estimated life of forty years) of $7,236 and the amortization of deferred costs of $500 associated with noncompete agreements.
(e) Reflects the elimination of interest income earned on cash and cash equivalents used to finance, in part, the purchase price for the Waldorf Acquisition.
(f) Reflects increased interest expense relating to borrowings incurred under the Company's new revolving credit facility to finance, in part, the purchase price for the Waldorf Acquisition at an estimated annual

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         interest rate of LIBOR plus 0.5% In addition to a $1,000 annual facility fee, which is offset by the elimination of interest expense on substantially all of the long-term debt of Waldorf to be repaid in connection with the Waldorf Acquisition. The impact of a 1/8% change in the assumed interest rate on borrowings outstanding under the Company's new revolving credit facility is approximately $500 for the twelve months ended September 30, 1996.
(g) Reflects the income tax effect of the pro forma adjustments at an assumed effective tax rate of 39.0% and the impact of goodwill amortization associated with the Waldorf Acquisition, none of which is deductible for federal income tax purposes.


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         PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                      THREE MONTHS ENDED DECEMBER 31, 1996
                      (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                                 Canadian
                                                                Dubsidiary
                                          The                      Not
                                        Company    Waldorf(a)   Acquired(b)  Adjustments     Pro Forma
                                      ---------    ----------   -----------  -----------     ---------
Net sales .........................   $ 208,318    $  86,980      $(5,611        $  --       $ 289,687
Cost of goods sold ................     154,925       75,200       (5,486)        (161)(C)     224,478
                                      ---------    ---------    ---------    ---------       ---------
Gross profit ......................      53,393       11,780         (125)         161          65,209
Selling, general and administrative
     expenses .....................      39,311        5,605         (420)       1,990 (D)      46,486
                                      ---------    ---------    ---------    ---------       ---------
Income from operations ............      14,082        6,175          295       (1,829)         18,723
Interest income ...................         496         --           --           (496)(E)        --
Interest expense ..................      (2,442)      (3,063)          21       (2,799)(F)      (8,283)
                                      ---------    ---------    ---------    ---------       ---------
Income before income taxes ........      12,136        3,112          316       (5,124)         10,440
Provision for income taxes ........       4,737        1,414          (12)      (1,293)(G)       4,846
                                      ---------    ---------    ---------    ---------       ---------
Net income ........................   $   7,399    $   1,698    $     328    $  (3,831)      $   5,594
                                      =========    =========    =========    =========       =========
Weighted average number of common
     and common equivalent shares
     outstanding ..................      34,075                                                 34,075
                                      ---------                                              ---------
Earnings per common and common
     equivalent share .............   $    0.22                                              $    0.16
                                      =========                                              =========

--------------------------

(a) Reflects Waldorf's results of operations for the three months ended September 30, 1996.
(b) Reflects elimination of Waldorf's Canadian subsidiary, which was not acquired in the Waldorf Acquisition.
(c) Reflects a $161 adjustment to properly reflect the LIFO inventory method assuming the Waldorf Acquisition occurred on October 1, 1995.
(d) Reflects primarily the amortization of goodwill arising from the Waldorf Acquisition (under the straight-line method based on an estimated life of forty years) of $1,809 and the amortization of deferred costs of $125 associated with noncompete agreements.
(e) Reflects the elimination of interest income earned on cash and cash equivalents used to finance, in part, the purchase price for the Waldorf Acquisition.
(f) Reflects increased interest expense relating to borrowings incurred under the company's new revolving credit facility to finance, in part, the purchase price for the Waldorf Acquisition at an estimated annual interest rate of LIBORr plus 0.5% In addition to a $250 quarterly facility fee, which is offset by the

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         elimination of interest expense on substantially all of the long-term debt of Waldorf to be repaid in connection with the Waldorf Acquisition (which bore interest at a weighted average interest rate of % per annum at the date of closing). The impact of a 1/8% change in the assumed interest rate on borrowings outstanding under the company's new revolving credit facility is approximately $125 for the three months ended December 31, 1996.
(g) Reflects the income tax effect of the pro forma adjustments at an assumed effective tax rate of 39.0% and the impact of goodwill amortization associated with the Waldorf Acquisition, none of which is deductible for federal income tax purposes.



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            PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                             AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)



                                                                   Canadian
                                                                  Subsidiary
                                        The                         Not
                                      Company      Waldorf(a)    Acquired(b)    Adjustments        Pro Forma
                                    -----------   -----------    -----------    -----------       -----------
Cash and cash equivalents .......   $    44,080   $     4,185    $      (503)   $   (47,762)(c)   $      --
Accounts receivable (net of
     allowances) ................        68,034        25,848         (2,282)          --              91,600
Inventories .....................        59,598        22,736         (3,518)        12,055(d)         90,871
Other current assets ............         1,640         8,680           (207)        16,706(e)         26,819
                                    -----------   -----------    -----------    -----------       -----------
     Total current assets .......       173,352        61,449         (6,510)       (19,001)          209,290
Net property, plant and equipment       345,039       131,511         (6,464)        18,202(f)        488,288
Goodwill ........................        48,082         1,019           --          277,362(g)        326,463
Other assets ....................         9,998         1,674             (7)         4,642(h)         16,307
                                    -----------   -----------    -----------    -----------       -----------
                                    $   576,471   $   195,653    $   (12,981)   $   281,205       $ 1,040,348
                                    ===========   ===========    ===========    ===========       ===========

Accounts payable ................   $    21,281   $    19,866    $      (767)   $      --         $    40,380
Income taxes payable ............         1,731         2,159            (15)          --               3,875
Accrued compensation and benefits        18,322        14,954           (517)        13,088(i)         45,847
Other current liabilities .......        12,659         8,700           (162)          --              21,197
Current maturities of long-term
   debt .........................         7,293         2,405           --             --               9,698
                                    -----------   -----------    -----------    -----------       -----------
     Total current liabilities ..        61,286        48,084         (1,461)        13,088           120,997

Long-term debt due after one year       135,741       146,500         (2,565)       230,306(j)        509,982

Deferred income taxes ...........        23,095        21,279           --            8,646(k)         53,020
Other liabilities ...............         1,945          --                                             1,945
Shareholders' equity ............       354,404       (20,210)        (8,955)        29,165(l)        354,404
                                    -----------   -----------    -----------    -----------       -----------
                                    $   576,471   $   195,653    $   (12,981)   $   281,205       $ 1,040,348
                                    ===========   ===========    ===========    ===========       ===========

------------

(a)      Reflects Waldorf's financial position as of September 30,1996.
(b) Reflects elimination of Waldorf's Canadian subsidiary, which was not acquired in the Waldorf Acquisition.


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
(c) Reflects the elimination of cash and cash equivalents of the Company and Waldorf, which were used to finance a portion of the purchase price for the Waldorf Acquisition.
(d) Reflects the elimination of Waldorf's LIFO reserve and valuation of such inventory at its estimated fair value, less a reasonable profit margin for finished goods, and replacement cost for raw materials.
(e) Reflects the estimated refundable income taxes relating to certain costs incurred in the Waldorf Acquisition that are currently deductible.
(f) Reflects the estimated adjustment to fair value of property, plant and equipment acquired.
(g) Reflects the excess of the purchase price for the Waldorf Acquisition over the estimated fair value of the net assets acquired, net of the elimination of goodwill recorded on Waldorf's historical financial statements.
(h) Reflects the recognition of the estimated value of intangible assets consisting of $5,000 relating to noncompete agreements entered into in connection with the Waldorf Acquisition as well as $500 of financing costs incurred in connection with the Waldorf Acquisition, offset by the elimination of Waldorf deferred financing costs of $858.
(i) Reflects the recognition of an estimated obligation relating to severance and other exit costs, net of an adjustment to fair value relating to Waldorf's pension plan obligations.
(j) Reflects borrowings incurred under the Company's new revolving credit facility to (i) finance a portion of the purchase price for the Waldorf Acquisition and (ii) to refinance substantially all of the long-term debt of Waldorf outstanding on the date of acquisition, net of a $2,565 settlement of indebtedness of Waldorf's Canadian subsidiary owed to Waldorf.
(k) Reflects the recognition of deferred income tax obligations on certain pro forma adjustments.
(l)      Reflects the elimination of the equity of Waldorf.

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